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                                  EXHIBIT 1.2
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                                ESCROW AGREEMENT


         ESCROW AGREEMENT ("Agreement"), made and entered into as of the ____ day of _______, 1996, by and between FLORDECO, LTD., a Florida limited partnership (the "Partnership"), and FIRST NATIONAL BANK OF SOUTHWEST FLORIDA (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, the Partnership proposes to offer for sale a minimum of 100 and a maximum of 1,000 units of its limited partnership interests (the "Units"), at a purchase price of $12,000 per Unit (the "Offering") to investors who will become limited partners of the Partnership; and

         WHEREAS, the Units are being sold pursuant to a registration statement on Form S-11 (the "Registration Statement") filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended; and

         WHEREAS, the Partnership has agreed to engage the Escrow Agent as depository and escrow agent with respect to certain subscription payments to be delivered by investors for the purchase of the Units, and the Escrow Agent has accepted such engagement, upon the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.      (a)      The Partnership represents to the Escrow Agent that,
pursuant to the terms of the Offering: (i) the Partnership must sell a minimum of 100 Units (the "Minimum Offering"), (ii) unless waived by the General Partner in writing, the minimum subscription amount per investor is five Units, or $60,000, (iii) each Unit will be purchased at a price of $12,000, of which $2,000 is payable in cash by check or wire transfer at the time of subscription and by the tender of a promissory note and security agreement ("Note") in the amount of $10,000, (iv) the Offering shall terminate at 5:00 p.m., on December 31, 1996, subject to earlier termination or extension to a date no later than February 28, 1997 (the "Expiration Date") as provided in the Partnership's prospectus ("Prospectus") which is made a part of the Registration Statement declared effective by the SEC, and the Partnership shall notify the Escrow Agent in writing as soon as possible as to the specific dates that apply.

                 (b) The Escrow Agent is hereby appointed depository of the Offering, to hold and dispose of the Subscription Funds (defined below) as hereinafter provided, and it hereby accepts such appointment. The parties hereto understand that the Escrow Agent, by accepting said appointment and designation, in no way endorses the merits of the Offering. The Partnership agrees to notify any person acting on its behalf that the Escrow Agent's position as escrow agent does not constitute such an endorsement, and to prohibit said persons from the use of the Escrow Agent's name as an endorser of such Offering. The Partnership further agrees to allow the Escrow Agent to review any sales literature in which the Escrow Agent's name appears and which is used in connection with such Offering.

         2. The Partnership shall deliver all payments received in purchase of the Units (the "Subscription Funds") to the Escrow Agent in the form in which they are received, endorsing to the Escrow Agent order any of same which shall be drawn to the other of the Partnership or its officers, and simultaneously shall deliver to the Escrow Agent one copy of all executed Subscription Agreements.

         3. The Escrow Agent is under no duty or responsibility to enforce collection of any Subscription Funds delivered to it hereunder. However, in the event any Subscription Funds are dishonored for payment for any reason, the Escrow Agent agrees to orally notify the Partnership immediately thereof and to confirm
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same in writing and to return promptly the dishonored Subscription Funds to the
Partnership in the form in which they were delivered to the Escrow Agent, together with the corresponding Subscription Agreement.

         4. The General Partner may reject any Subscription Agreement in whole or in part for any reason whatsoever. If a Subscription Agreement is rejected in whole, the General Partner shall notify the Escrow Agent in writing. Upon receipt of a notice of rejection, the Escrow Agent shall deliver to the investor signing the rejected Subscription Agreement the amount tendered therewith. Upon the consummation of the Offering as provided in the Prospectus, should the Partnership elect to accept a subscription for less than the number of Units shown in the purchaser's Subscription Agreement, by indicating such lesser number of Units on the written acceptance of the Partnership as contained in copies of the Subscription Agreement delivered to the Escrow Agent at the time the Offering is consummated, the Escrow Agent shall remit, within ten (10) days of receipt of the Partnership's written acceptance, to such subscriber at the address shown in his Subscription Agreement that amount of his Subscription Funds in excess of the amount that constitutes full payment for the number of subscribed Units accepted by the Partnership as shown in the Partnership's written acceptance.

         5. In the event that subscriptions for at least 100 Units are received and accepted by the Company on or before the "Initial Termination Date" of the Offering (as defined in the Prospectus), then the Partnership may arrange for a closing (the "Closing"). At the time of such Closing, the Escrow Agent shall, upon written direction from the Partnership, pay out of the escrow account in the form of its official bank check to the Partnership the amount set forth in such written direction. Any funds requested under such written direction shall be funds determined by the Escrow Agent to be clear. After the consummation of the Minimum Offering, the Partnership shall, at its option, continue to sell additional Units up to the maximum offering (1,000 Units) until the expiration of the Offering. All such proceeds shall be deposited in the escrow account and shall be held, together with the unreleased Minimum Offering proceeds, until further written directions from the Company.

         6. In the event that the Closing with respect to the Minimum Offering has not been consummated by 5:00 p.m., on the Initial Termination Date (as extended, if applicable), or upon any earlier termination of the Offering without the Closing, the Partnership shall promptly so advise the Escrow Agent in writing, whereupon the Escrow Agent shall return as promptly as practicable to the subscribers as named, the subscription funds theretofore received.

         7. Cash Subscription Funds shall be made payable to "First National Bank of Southwest Florida as Escrow Agent for Flordeco, Ltd." and upon receipt thereof by the Escrow Agent, such cash Subscription Funds will be deposited in a non-interest bearing account maintained by one Escrow Agent. Subscription Funds shall not be invested by the Escrow Agent.

         8. For performing its obligations under this Agreement, the Escrow Agent shall be entitled to receive from the Partnership fees as provided in Appendix "A".

         9. The acceptance by Escrow Agent of its duties under this Agreement is subject to the following terms and conditions:

                 (a) The Escrow Agent shall have no duties or responsibilities except those expressly set forth hereunder, such duties and responsibilities being ministerial in nature, and it shall have no responsibility in respect of any of the Subscription Funds deposited with it other than to reasonably follow the instructions herein contained.

                 (b) Escrow Agent acts hereunder as a depository. Escrow Agent is not responsible for or liable in any manner whatever for the sufficiency, correctness, genuineness and validity of any security, document, or other item, which is a part of the Subscription Funds or for any claim or action by any person, firm, corporation or trustee concerning the right or power of any depositor to make any transfer or the validity of the transfer of any part of the Subscription Funds to Escrow Agent.
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                 (c)      Escrow Agent shall be protected in acting upon any
notice, request, waiver, consent, receipt, certificate, instructions or other paper, document, or instrument which Escrow Agent in good faith believes to be genuine.

                 (d) Escrow Agent shall not be liable for any act done or step take or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

                 (e) Escrow Agent is authorized to and may consult with, and obtain advice from, legal counsel in the event any dispute, conflict or question arises as to the construction of any of the provisions hereof or its duties hereunder. Escrow Agent shall be reimbursed from Subscriptions Funds held by it for all reasonable costs so incurred and shall incur no liability and shall be fully protected for acting in good faith in accordance with the written opinion and instructions of such counsel. Copies of all such opinions shall be made available to the Partnership upon request.

                 (f) Escrow Agent shall be indemnified by the Partnership and the General Partner and held harmless against any claim or charge made against the Escrow Agent by reason of its acting or failure to act in connection with any of the transactions contemplated hereby and against any loss the Escrow Agent may sustain in carrying out the terms of this Agreement, except such claims, charges or losses as a result of the Escrow Agent's own gross negligence or willful misconduct. Escrow Agent may, but shall not be required to, defend itself in any legal proceedings which may be instituted against it or it may, but shall not be required to, institute legal proceedings in respect of the Subscription Funds, or any part thereof. Escrow Agent also shall be indemnified and held harmless against the reasonable cost and expense of any such defense or action.

                 (g) Escrow Agent shall make payment to or for, or deliver documents to, any party only if in its judgment such payment or deliver may be made under the terms of this Agreement without its incurring any liability. If conflicting demands not expressly provided for in this Agreement are made or notices served upon Escrow Agent with respect to its action or omission under this Agreement, the parties hereto agree that Escrow Agent shall have the right to elect to do either or both of the following: (i) withhold and stop all future actions or omissions on its part under this Agreement, or (ii) file a suit in interpleader or for instructions or for a declaratory judgment for other relief and obtain an order from the proper court requiring the parties to litigate in such court their conflicting claims and demands.

                 (h) Escrow Agent shall promptly notify the Partnership of any discrepancy between the amounts set forth on any statement delivered by a subscribed and the sum or sums delivered to it therewith.

         10. The Escrow Agent shall at all times be a bank or trust company in good standing organized and doing business under the laws of the United States of America or a State of the United States, and authorized under the laws of its jurisdiction of incorporation to exercise corporate escrow powers. If the Escrow Agent shall at any time cease to have the foregoing qualifications, the Escrow Agent shall resign within thirty (30) days thereafter, such resignation to become effective as provided in Section 11 hereof.

         11. The Partnership may remove the Escrow Agent at any time by providing the Escrow Agent written notice of such removal which notice shall specify the date upon which such removal shall take effect. The Escrow Agent or any successor to the Escrow Agent (a "Successor Escrow Agent") may at any time resign and be discharged of the escrow hereby created by giving written notice to the Partnership, specifying the date upon which it desires that such resignation shall take effect. Such removal or resignation, which date shall not be earlier than thirty (30) days after the giving of such notice; provided, however, that if the Partnership shall have sooner appointed a Successor Escrow Agent pursuant to Section 12 hereof and such Successor Escrow Agent shall have accepted such appointment, such removal or resignation shall take effect immediately upon the acceptance by such Successor Escrow Agent. In the event of such removal or resignation of the Escrow Agent, the Partnership shall promptly appoint a Successor Escrow Agent in the manner provided in Section 12 thereof.
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         12.     In the event of the resignation or removal of the Escrow Agent at any time, or in the event the Escrow Agent shall otherwise become incapable of acting as Escrow Agent for any reason, the Partnership shall promptly appoint a successor Escrow Agent (duly qualified as provided in Section 10 hereof) by an instrument in writing delivered to the Escrow Agent and the Successor Escrow Agent. Upon deliver of said instrument to and acceptance of said Instrument by the Successor Escrow Agent, the resignation or removal of the Escrow Agent shall become effective immediately and such Successor Escrow Agent shall become vested with all the rights, powers, duties, and obligations of its predecessor hereunder. If no Successor Escrow Agent shall have been appointed as of the effective date of the resignation of the Escrow Agent as set forth in the notice provided for in Section 11 hereof, the Escrow Agent may petition a court of competent jurisdiction for the appointment of a successor.

         13. This Agreement expressly and exclusively sets forth the duties and obligations of the escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

         14. This Agreement may be executed in one or more counterparts, but in such event each counterpart shall constitute an original and all of such counterparts shall constitute one agreement.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         16. This Agreement contains the entire understanding between the parties and is accepted by each when executed below by the same, and shall not be modified, revoked or terminated except upon the mutual consent of the parties hereto given in writing.

         17. All notices, requests, demands or other communications authorized or required to be given by any party pursuant to this Agreement shall be given in writing to all parties, and shall be deemed to have been sufficiently given on the date mailed by certified mail, return receipt requested, or deliver:

                 If to Escrow Agent:

                                  First National Bank of Southwest Florida
                                  2915 Colonial Boulevard
                                  Fort Myers, Florida  33901

                                  Attention:  Harold Tate, Vice President


                 If to Partnership:

                                  Flordeco, Ltd.
                                  3591 Fowler Street
                                  Fort Myers, Florida  33901
                                  Attention:  Thomas R. Cronin, Sr.

         18. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereof and their respective heirs, legatees, assignees and transferees, as the case may be. Escrow Agent shall be bound only the terms of this Escrow Agreement and shall not be bound by or incur any liability with respect to any other agreement or understanding between the Company and third parties except as herein expressly provided.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, through their duly authorized officers, on the day and year first above written.

                                FLORDECO, LTD.

                                By:     INVESTORS TRUST, INC., General Partner



                                        By:
                                           -----------------------------------
                                                  Allan Fox, President


                                INVESTORS TRUST, INC.



                                By:
                                   -------------------------------------------
                                             Allan Fox, President


                                FIRST NATIONAL BANK OF SOUTHWEST
                                  FLORIDA




                                By:
                                   -------------------------------------------
                                          Harold Tate, Vice President